UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2007

SRS LABS, INC.
(Exact Name of registrant as specified in its charter)

Delaware	0-21123	33-0714264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2909 Daimler Street Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 442-1070

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Compensatory Arrangements of Certain Officers.

On  February 8, 2007, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of SRS Labs, Inc. (the “Company”) ratified and approved the 2007 annual base salaries and commissions of certain of the Company’s executive officers as more fully described below.

2007 Annual Base Salaries and Commissions

The Compensation Committee ratified and approved the fiscal year 2007 annual base salaries and commissions for certain of the Company’s executive officers (the “Executive Officers”). The fiscal year 2007 annual base salaries and commissions were made effective on the dates specified below as follows:

Executive Officer	Title	New Base Compensation	Effective Date
Alan Kraemer	Executive Vice President Chief Technology Officer	$284,446	12/16/06

Sarah Yang	Vice President, Software Engineering	$227,700	12/20/06

Michael Franzi	Vice President, Sales Licensing	$200,000 plus commission of $90,000 at 100% quota	1/1/07

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRS LABS, INC.,
a Delaware corporation

Date: February 8, 2007	By:	/S/ Thomas C.K. Yuen
Thomas C.K. Yuen
Chairman and Chief Executive Officer